Exhibit No. EX-99.23(d)(1)

                          INVESTMENT ADVISORY AGREEMENT

         THIS AGREEMENT is made and entered into as of this 2nd day of May, 2005 between GARTMORE VARIABLE INSURANCE TRUST (the "Trust"), a Delaware statutory trust, and GARTMORE MUTUAL FUND CAPITAL TRUST (the "Adviser"), a Delaware statutory trust, registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act").

                              W I T N E S S E T H :

         WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Trust desires to retain the Adviser to furnish certain investment advisory services, as described herein, with respect to certain of the series of the Trust, all as now are or may be hereafter listed on Exhibit A to this Agreement (each, a "Fund"); and

         WHEREAS, the Adviser represents that it is willing and possesses legal authority to render such services subject to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, the Trust and the Adviser do mutually agree and promise as follows:

         1. APPOINTMENT AS ADVISER. The Trust hereby appoints the Adviser to act as investment adviser to each Fund subject to the terms and conditions set forth in this Agreement. The Adviser hereby accepts such appointment and agrees to furnish the services hereinafter described for the compensation provided for in this Agreement.

         2.       DUTIES OF ADVISER.
                  ------------------

         (a) INVESTMENT MANAGEMENT SERVICES. (1) Subject to the supervision of the Trust's Board of Trustees (and except as otherwise permitted under the terms of any exemptive relief obtained by the Adviser from the Securities and Exchange Commission, or by rule or regulation), the Adviser will provide, or arrange for the provision of, a continuous investment program and overall investment strategies for each Fund, including investment research and management with respect to all securities and investments and cash equivalents in each Fund. The Adviser will determine, or arrange for others to determine, from time to time what securities and other investments will be purchased, retained or sold by each Fund and will implement, or arrange for others to implement, such determinations through the placement, in the name of a Fund, of orders for the execution of portfolio transactions with or through such Brokers or dealers as may be so selected. The Adviser will provide, or arrange for the provision of, the services under this Agreement in accordance with the stated investment policies and restrictions of each Fund as set forth in that Fund's current prospectus and statement of additional information as currently in effect and as supplemented or amended from time to time (collectively referred to hereinafter as the "Prospectus") and subject to the directions of the Trust's Board of Trustees.

                  (2) Subject to the provisions of this Agreement and the 1940 Act and any exemptions thereto, the Adviser is authorized to appoint one or more qualified subadvisers (each a "Subadviser") to provide each Fund with certain services required by this Agreement. Each Subadviser shall have such investment discretion and shall make all determinations with respect to the investment of a Fund's assets as shall be assigned to that Subadviser by the Adviser and the purchase and sale of portfolio securities with respect to those assets and shall take such steps as may be necessary to implement its decisions. The Adviser shall not be responsible or liable for the investment merits of any decision by a Subadviser to purchase, hold, or sell a security for a Fund.

                  (3) Subject to the supervision and direction of the Trustees, the Adviser shall (i) have overall supervisory responsibility for the general management and investment of a Fund's assets; (ii) determine the allocation of assets among the Subadvisers, if any; and (iii) have full investment discretion to make all determinations with respect to the investment of Fund assets not otherwise assigned to a Subadviser.

                  (4) The Adviser shall research and evaluate each Subadviser, if any, including (i) performing initial due diligence on prospective Subadvisers and monitoring each Subadviser's ongoing performance; (ii) communicating performance expectations and evaluations to the Subadvisers; and (iii) recommending to the Trust's Board of Trustees whether a Subadviser's contract should be renewed, modified or terminated. The Adviser shall also recommend changes or additions to the Subadvisers and shall compensate the Subadvisers.

                  (5) The Adviser shall provide to the Trust's Board of Trustees such periodic reports concerning a Fund's business and investments as the Board of Trustees shall reasonably request.

                  (b) COMPLIANCE WITH APPLICABLE LAWS AND GOVERNING DOCUMENTS. In the performance of its duties and obligations under this Agreement, the Adviser shall act in conformity with the Trust's Agreement and Declaration of Trust, as from time to time amended and/or restated, and By-Laws, as from time to time amended and/or restated, and the Prospectus and with the instructions and directions received from the Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended (the "Code") (including the requirements for qualification as a regulated investment company) and all other applicable federal and state laws and regulations.

                  The Adviser acknowledges and agrees that subject to the supervision and directions of the Trust's Board of Trustees, it shall be solely responsible for compliance with all disclosure requirements under all applicable federal and state laws and regulations relating to the Trust or a Fund, including, without limitation, the 1940 Act, and the rules and regulations thereunder, except that each Subadviser shall have liability in connection with information furnished by the Subadviser to a Fund or to the Adviser.

                  (c) CONSISTENT STANDARDS. It is recognized that the Adviser will perform various investment management and administrative services for entities other than the Trust and the Funds; in connection with providing such services, the Adviser agrees to exercise the same skill and care in performing its services under this Agreement as the Adviser exercises in performing similar services with respect to the other fiduciary accounts for which the Adviser has investment responsibilities.

                  (d) BROKERAGE. The Adviser is authorized, subject to the supervision of the Trust's Board of Trustees, (1) to establish and maintain accounts on behalf of each Fund with, and to place orders for the purchase and sale of assets not allocated to a Subadviser, with or through, such persons, brokers or dealers ("Brokers") as Adviser may select; and (2) to negotiate commissions to be paid on such transactions. In the selection of such Brokers and the placing of such orders, the Adviser shall seek to obtain for a Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services, as provided below. In using its reasonable efforts to obtain for a Fund the most favorable price and execution available, the Adviser, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including price, the size of the transaction, the nature of the market for the security, the amount of the commission, if any, the timing of the transaction, market prices and trends, the reputation, experience and financial stability of the Broker involved, and the quality of service rendered by the Broker in other transactions. Subject to such policies as the Trustees may determine, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Fund to pay a Broker that provides brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934, as amended) to the Adviser an amount of commission for effecting a Fund investment transaction that is in excess of the amount of commission that another broker would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such Broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Adviser with respect to the accounts as to which it exercises investment discretion.

                  It is recognized that the services provided by such Brokers may be useful to the Adviser in connection with the Adviser's services to other clients. On occasions when the Adviser deems the purchase or sale of a security to be in the best interests of a Fund as well as other clients of the Adviser, the Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner the Adviser considers to be the most equitable and consistent with its fiduciary obligations to each Fund and to such other clients.

                  (e) SECURITIES TRANSACTIONS. The Adviser will not purchase securities or other instruments from or sell securities or other instruments to a Fund; PROVIDED, HOWEVER, the Adviser may purchase securities or other instruments from or sell securities or other instruments to a Fund if such transaction is permissible under applicable laws and regulations, including, without limitation, the 1940 Act and the Advisers Act and the rules and regulations promulgated thereunder or any exemption therefrom.

                  The Adviser agrees to observe and comply with Rule 17j-1 under the 1940 Act and the Trust's Code of Ethics, as the same may be amended from time to time.

                  (f) BOOKS AND RECORDS. In accordance with the 1940 Act and the rules and regulations promulgated thereunder, the Adviser shall maintain separate books and detailed records of all matters pertaining to the Funds and the Trust (the "Fund's Books and Records"), including, without limitation, a daily ledger of such assets and liabilities relating thereto and brokerage and other records of all securities transactions. The Adviser acknowledges that the Fund's Books and Records are property of the Trust. In addition, the Fund's Books and Records shall be available to the Trust at any time upon request and shall be available for telecopying without delay to the Trust during any day that the Funds are open for business.

         3. EXPENSES. During the term of this Agreement, the Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for a Fund. The Adviser shall, at its sole expense, employ or associate itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties under this Agreement. The Adviser shall be responsible for the expenses and costs for the officers of the Trust and the Trustees of the Trust who are "interested persons" (as defined in the 1940 Act) of the Adviser.

         It is understood that the Trust will pay all of its own expenses including, without limitation, (1) all charges and expenses of any custodian or depository appointed by the Trust for the safekeeping of its cash, securities and other assets, (2) all charges and expenses paid to an administrator appointed by the Trust to provide administrative or compliance services, (3) the charges and expenses of any transfer agents and registrars appointed by the Trust, (4) the charges and expenses of independent certified public accountants and of general ledger accounting and internal reporting services for the Trust,
(5) the charges and expenses of dividend and capital gain distributions, (6) the compensation and expenses of Trustees of the Trust who are not "interested persons" of the Adviser, (7) brokerage commissions and issue and transfer taxes chargeable to the Trust in connection with securities transactions to which the Trust is a party, (8) all taxes and fees payable by the Trust to Federal, State or other governmental agencies, (9) the cost of stock certificates representing shares of the Trust, (10) all expenses of shareholders' and Trustees' meetings and of preparing, printing and distributing prospectuses and reports to shareholders, (11) charges and expenses of legal counsel for the Trust in connection with legal matters relating to the Trust, including without limitation, legal services rendered in connection with the Trust's existence, financial structure and relations with its shareholders, (12) insurance and bonding premiums, (13) association membership dues, (14) bookkeeping and the costs of calculating the net asset value of shares of the Trust's Funds, and
(15) expenses relating to the issuance, registration and qualification of the Trust's shares.

         4. COMPENSATION. For the services provided and the expenses assumed with respect to a Fund pursuant to this Agreement, the Adviser will be entitled to the fee listed for each Fund on Exhibit A. Such fees will be computed daily and payable monthly at an annual rate based on a Fund's average daily net assets.

         The method of determining net assets of a Fund for purposes hereof shall be the same as the method of determining net assets for purposes of establishing the offering and redemption price of the Shares as described in each Fund's Prospectus. If this Agreement shall be effective for only a portion of a month, the aforesaid fee shall be prorated for the portion of such month during which this Agreement is in effect.

         Notwithstanding any other provision of this Agreement, the Adviser may from time to time agree not to impose all or a portion of its fee otherwise payable hereunder (in advance of the time such fee or portion thereof would otherwise accrue). Any such fee reduction may be discontinued or modified by the Adviser at any time.

         5. REPRESENTATIONS AND WARRANTIES OF ADVISER. The Adviser represents and warrants to the Trust as follows:

                  (a) The Adviser is registered as an investment adviser under the Advisers Act;

                  (b) The Adviser is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

                  (c) The execution, delivery and performance by the Adviser of this Agreement are within the Adviser's powers and have been duly authorized by all necessary action on the part of its shareholders and/or trustees, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

                  (d) The Form ADV of the Adviser previously provided to the Trust is a true and complete copy of the form, including that part or parts of the Form ADV filed with the SEC, that part or parts maintained in the records of the Adviser, and/or that part or parts provided or offered to clients, in each case as required under the Advisers Act and rules thereunder, and the information contained in such Form ADV is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; DUTY TO UPDATE INFORMATION. All representations and warranties made by the Adviser pursuant to
Section 5 shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

         7.       LIABILITY AND INDEMNIFICATION.
                  ------------------------------

                  (a) LIABILITY. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Adviser or a reckless disregard of its duties hereunder, the Adviser shall not be subject to any liability to a Fund or the Trust, for any act or omission in the case of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Fund assets; PROVIDED, HOWEVER, that nothing herein shall relieve the Adviser from any of its obligations under applicable law, including, without limitation, the federal and state securities laws.

                  (b) INDEMNIFICATION. The Adviser shall indemnify the Trust and its officers and trustees, for any liability and expenses, including attorneys fees, which may be sustained as a result of the Adviser's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws.

         8.       DURATION AND TERMINATION.
                  -------------------------

                  (a) DURATION. Unless sooner terminated, this Agreement shall continue until February 27, 2006 with respect to any Fund covered by this Agreement initially and, for any Fund subsequently added to this Agreement, an initial period of no more than two years that terminates on the second February 27th that occurs following the effective date of this Agreement with respect to such Fund, and thereafter shall continue automatically for successive annual periods; PROVIDED that such continuance is specifically approved at least annually by the Trust's Board of Trustees or the vote of the lesser of (a) 67% of the shares of a Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund; and PROVIDED FURTHER that in either event its continuance also is approved by a majority of the Trust's Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

                  (b) TERMINATION. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty by vote of a majority of the Trust's Board of Trustees, or, with respect to a Fund, by "vote of a majority of the outstanding voting securities" (as defined in the 1940 Act) of that Fund, or by the Adviser, in each case, not less than sixty (60) days' written notice to the other party.

         This Agreement shall not be assigned (as such term is defined in the 1940 Act) and shall terminate automatically in the event of its assignment.

         9. SERVICES NOT EXCLUSIVE. The services furnished by the Adviser hereunder are not to be deemed exclusive, and the Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. It is understood that the action taken by the Adviser under this Agreement may differ from the advice given or the timing or nature of action taken with respect to other clients of the Adviser, and that a transaction in a specific security may not be accomplished for all clients of the Adviser at the same time or at the same price.

         10. AMENDMENT. This Agreement may be amended by mutual consent of the parties, provided that the terms of each such amendment shall be approved by the Trust's Board of Trustees or by a vote of a majority of the outstanding voting securities of a Fund (as required by the 1940 Act).

         11. CONFIDENTIALITY. Subject to the duties of the Adviser and the Trust to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to a Fund and the Trust and the actions of the Adviser and the Funds in respect thereof.

         12. NOTICE. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other party, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

                  (a)      If to the Adviser:

                           Gartmore Global Asset Management Trust
                           1200 River Road - Suite 1000
                           Conshohocken, Pennsylvania 19428
                           Attention: Legal Department.
                           Facsimile: (484) 530-1323

                  (b)      If to the Trust:

                           Gartmore Variable Insurance Trust
                           1200 River Road - Suite 1000
                           Conshohocken, Pennsylvania 19428
                           Attention: Legal Department.
                           Facsimile: (484) 530-1323

         13. JURISDICTION. This Agreement shall be governed by and construed to be in accordance with substantive laws of the State of Delaware without reference to choice of law principles thereof and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

         14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument.

         15. CERTAIN DEFINITIONS. For the purposes of this Agreement, "interested person," "affiliated person," "assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.

         16. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         17. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

         18. GARTMORE VARIABLE INSURANCE TRUST AND ITS TRUSTEES. The terms "Gartmore Variable Insurance Trust" and the "Trustees of Gartmore Variable Insurance Trust" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust, dated as of September 30, 2004, as has been or may be amended from time to time, and to which reference is hereby made.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

                                     ADVISER:
                                     GARTMORE MUTUAL FUND CAPITAL
                                     TRUST


                                      By:      /S/ G. J. HOLLAND
                                         -------------------------------
                                      Name:  Gerald J. Holland
                                      Title: Senior Vice President


                                      TRUST:
                                      GARTMORE VARIABLE INSURANCE
                                      TRUST


                                      By:      /S/ JAMES A. BERNSTEIN
                                         --------------------------------
                                      Name:  James A. Bernstein
                                      Title: Assistant Secretary

                                    EXHIBIT A
                          INVESTMENT ADVISORY AGREEMENT
                  BETWEEN GARTMORE VARIABLE INSURANCE TRUST AND
                       GARTMORE MUTUAL FUND CAPITAL TRUST

                              EFFECTIVE MAY 2, 2005

FUNDS OF THE TRUST                                            ADVISORY FEES
------------------                                            -------------
Gartmore GVIT Nationwide Fund                          0.60% on assets up to $250 million
                                                       0.575% on assets  of $250  million  or more but less than $1 billion
                                                       0.55% on assets of $1 billion or more but less
                                                              than $2 billion
                                                       0.525%  on  assets  of $2  billion  or more but less than $5 billion
                                                       0.50% for assets of $5 billion or more

Gartmore GVIT Growth Fund                              0.60% on assets up to $250 million
                                                       0.575% on assets of $250 million and more but less
                                                              than $1 billion
                                                       0.55% on assets of $1 billion and more but less
                                                              than $2 billion
                                                       0.525%  on assets  of $2  billion  and more but less than $5 billion
                                                       0.50% for assets of $5 billion and more

Gartmore GVIT Government Bond Fund                     0.50% on assets up to
                                                       $250 million 0.475% on
                                                       assets of $250 million
                                                       and more but less
                                                              than $1 billion
                                                       0.45% on assets of $1 billion and more but less
                                                              than $2 billion
                                                       0.425%  on assets  of $2  billion  and more but less than $5 billion
                                                       0.40% for assets of $5 billion and more

Gartmore GVIT Money Market Fund                        0.40% on assets up to $1 billion
                                                       0.38% on assets of $1 billion and more but less
                                                              than $2 billion
                                                       0.36% on assets of $2 billion and more but less
                                                              than $5 billion
                                                       0.34% for assets of $5 billion and more

Gartmore GVIT Money Market Fund II                     0.50% on assets up to $1 billion
                                                       0.48% on assets of $1 billion and more but less
                                                              than $2 billion
                                                       0.46% on assets of $2 billion and more but less
                                                              than $5 billion
                                                       0.44% for assets of $5 billion and more

J.P. Morgan GVIT Balanced Fund                         0.75% on assets up to $100 million
                                                       0.70% for assets of $100 million and more

GVIT Equity 500 Index Fund                             0.24% on assets up to $1.5 billion
                                                       0.23% for assets of $1.5  billion  and more but less than $3 billion
                                                       0.22% for assets of $3 billion and more

                                    EXHIBIT A
                          INVESTMENT ADVISORY AGREEMENT
                  BETWEEN GARTMORE VARIABLE INSURANCE TRUST AND
                       GARTMORE MUTUAL FUND CAPITAL TRUST

                              EFFECTIVE MAY 2, 2005

FUNDS OF THE TRUST                                            ADVISORY FEES
------------------                                            -------------
Van Kampen GVIT Comstock GVIT Value Fund               0.80% on assets up to $50 million
(formerly Comstock GVIT Value Fund)                    0.65% for assets of $50 million and more but less
                                                       than $250 million
                                                       0.60% on assets of $250 million and more but less
                                                       than $500 million
                                                       0.55% for assets of $500 million and more

Gartmore GVIT Worldwide Leaders Fund(1) *              1.00% on assets up to $50 million
                                                       0.95% for assets of $50 million and more

Federated GVIT High Income Bond Fund                   0.80% on assets up to $50 million
                                                       0.65% for assets of $50 million and more but less
                                                              than $250 million
                                                       0.60% on assets of $250 million and more but less
                                                              than $500 million
                                                       0.55% for assets of $500 million and more

Van Kampen GVIT Multi Sector Bond Fund                 0.75% on assets up to $200 million
                                                       0.70% for assets of $200 million and more

Dreyfus GVIT Mid Cap Index Fund                        0.30% on assets up to $250 million
                                                       0.29% for assets of $250 million and more but less
                                                               than $500 million
                                                       0.28% on assets of $500 million and more but less
                                                              than $750 million
                                                       0.27% on assets of $750 million and more but less
                                                              than $1 billion
                                                       0.25% for assets of $1 billion and more

GVIT Small Cap Growth Fund                             0.95% of the Fund's average daily net assets

GVIT Small Cap Value Fund                              0.90% on assets up to $200 million
                                                       0.85% for assets of $200 million and more

Gartmore GVIT Mid Cap Growth Fund                      0.75% on assets up to $200 million
                                                       0.70% for assets of $200 million and more

                                    EXHIBIT A
                          INVESTMENT ADVISORY AGREEMENT
                  BETWEEN GARTMORE VARIABLE INSURANCE TRUST AND
                       GARTMORE MUTUAL FUND CAPITAL TRUST

                              EFFECTIVE MAY 2, 2005

     FUNDS OF THE TRUST                                       ADVISORY FEES
     ------------------                                       -------------
GVIT Small Company Fund                                0.93% of the Fund's average daily net assets

Gartmore GVIT Global Technology and                    0.98% on assets up to $500
Communications Fund(1)*                                           million
                                                       0.93% on assets of $500 million or more but less
                                                                  than $2 billion
                                                         0.88% for assets of $2 billion and more

Gartmore GVIT Global Health Sciences Fund(1)*          1.00% on assets up to $500
                                                              million
                                                       0.95% on assets of $500 million or more but less
                                                              than $2 billion
                                                       0.90% for assets of $2 billion and more

Gartmore GVIT U.S. Growth Leaders Fund(2)              0.90% on assets up to $500 million
                                                       0.80% on  assets  of $500  million  or more but less than $2 billion
                                                       0.75% on assets of $2 billion and more

Gartmore GVIT Investor Destinations                    0.13% of the Fund's average daily net assets
     Aggressive Fund

Gartmore GVIT Investor Destinations Moderately Aggressive Fund

Gartmore GVIT Investor Destinations Moderate Fund

Gartmore GVIT Investor Destinations Moderately Conservative Fund

Gartmore GVIT Investor Destinations Conservative Fund

Gartmore GVIT Nationwide Leaders Fund(1)*              0.90% on assets up to $500 million
                                                       0.80% on the $500 million or more but less than $2 billion
                                                       0.75% on assets of $2 billion and more

Dreyfus GVIT International Value Fund                  0.75% on assets up to $500 million
                                                       0.70% on assets of $500 million or more but less than $2 billion
                                                       0.65% on assets of $2 billion and more

Gartmore GVIT Nationwide Principal Protected Fund(3)   0.40% of the Fund's average daily net assets during
                                                              Offering Period
                                                       0.60% of the Fund's average daily net assets
                                                              during Guarantee Period and Post Guarantee Period

--------------------
* Upon effectiveness and implementation of the performance fee structure referenced in footnote 1 below, the base management fee for each of these funds will be reduced by 10 basis points at each breakpoint in the schedule.

(1) PERFORMANCE FEES FOR THE GARTMORE GVIT GLOBAL TECHNOLOGY AND COMMUNICATIONS FUND; GARTMORE GVIT GLOBAL HEALTH SCIENCES FUND; GARTMORE GVIT NATIONWIDE LEADERS FUND; GARTMORE GVIT WORLDWIDE LEADERS FUND. (THIS PERFORMANCE FEE STRUCTURE WILL BE IMPLEMENTED UPON SEC APPROVAL AND EFFECTIVENESS OF THE REGISTRATION STATEMENT DISCLOSING SUCH FEES.)

The base advisory fee for these Funds as set forth above is adjusted each quarter beginning one year after implementation of the Performance Fee, depending upon a Fund's investment performance for the 12 months preceding the end of that month relative to the investment performance of each respective Fund's benchmark as listed below. The base fee is either increased or decreased proportionately by the following amounts at each breakpoint, based upon whether a Fund has out-performed or under-performed its respective benchmark (using the performance of each such Fund's Class III Shares to measure), by more or less than a maximum of 500 basis points over the preceding rolling 12 month period as follows:

                  +/- 100 bps under/outperformance            +/- 2bps
                  +/- 200 bps under/outperformance            +/- 4bps
                  +/- 300 bps under/outperformance            +/- 6bps
                  +/- 400 bps under/outperformance            +/- 8bps
                  +/- 500 bps or more under/outperformance    +/- 10bps

The investment performance of each Fund will be the sum of: (1) the change in each Fund's value during such period; (2) the value of the Fund's cash distributions (from net income and realized net gains) having an ex-dividend date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund will be the Fund's value in effect at the close of business on the record date for the payment of such distributions and the date on which provision is made for such taxes, after giving effect to such distribution, dividends and taxes.

BENCHMARK INDEX PERFORMANCE:
----------------------------

         The performance of each respective benchmark Index for a calculation period, expressed as a percentage of each Index, at the beginning of such period will be the sum of: (1) the change in the level of the Index during such period; and (2) the value, as calculated consistent with the Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the Index. For this purpose, cash distributions on the securities that comprise the Index will be treated as if they were reinvested in the Index at least as frequently as the end of each calendar quarter following payment of the dividend.

BENCHMARK INDICES:
------------------

1.       Gartmore GVIT Global Technology and            Goldman Sachs Technology Composite Index
         Communications Fund
2.       Gartmore GVIT Global Health Sciences Fund      Goldman Sachs Healthcare Index
3.       Gartmore GVIT Nationwide Leaders Fund          S&P 500 Index
4.       Gartmore GVIT Worldwide Leaders Fund           MSCI World Index

--------------------
(2) PERFORMANCE FEE FOR THE GARTMORE GVIT U.S. GROWTH LEADERS FUND.

         This base advisory fee listed above is adjusted each quarter, beginning one year after commencement of operations, depending on the Fund's investment performance for the 36 months preceding the end of that month, relative to the investment performance of the Fund's benchmark, the S&P 500 Index. The base fee is either increased or decreased by the following amounts at each breakpoint, based on whether the Fund has out- or under-performed the S&P 500 Index by more or less than 1200 basis points over the preceding rolling 36 month period:

For assets up to $500 million                        +/- 22 basis points
Next $1.5 billion in assets                          +/- 18 basis points
Assets of $2 billion and more                        +/- 16 basis points

The investment performance of the Gartmore GVIT U.S. Growth Leaders Fund will be the sum of: (1) the change in the Fund's value during such period; (2) the value of the Fund's cash distributions (from net income and realized net gains) having an ex-dividend date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund at the Fund's value in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distribution, dividends and taxes.

S&P 500 Index Performance:

The performance of the S&P 500 Index for a calculation period, expressed as a percentage of S&P 500 Index, at the beginning of such period will be the sum of:
(1) the change in the level of the S&P 500 Index during such period; and (2) the value, as calculated consistent with the S&P 500 Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the S&P 500 Index. For this purpose, cash distributions on the securities that comprise the S&P 500 Index will be treated as if they were reinvested in the S&P 500 Index at least as frequently as the end of each calendar quarter following payment of the dividend.

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(3) FEE STRUCTURE FOR THE GARTMORE GVIT NATIONWIDE PRINCIPAL PROTECTED FUND.

The Fund has an Offering Period, a Guarantee Period and a Post Guarantee Period, and the advisory fee varies during these periods. During the Guarantee Period, if the Fund enters a "Zero Coupon Investment Period" as described in the Fund's registration statement, the advisory fee will be decreased to 0.25% for the remainder of the Guarantee Period.